Exhibit 5.1

August 9, 2011

Adolor Corporation

700 Pennsylvania Drive

Exton, PA  19341

Re:	2,000,000 Shares of Common Stock, $0.0001 per Share and associated rights to purchase Series A Junior Participating Preferred Stock

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Adolor Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 2,000,000 shares (the “Registered Shares”) of common stock, $0.0001 par value per share, of the Company to be issued under the Company’s Amended and Restated 2011 Stock-Based Incentive Compensation Plan (the “Plan”), and the rights to purchase Series A Junior Participating Preferred Stock (the “Rights”) associated therewith.  The terms of the Rights are set forth in the Amended and Restated Rights Agreement, dated as of January 31, 2011 (the “Rights Agreement”), between Adolor Corporation and StockTrans, a Broadridge Company, as Rights Agent.

In rendering this opinion letter, we have examined and relied upon copies of the Plan, the Rights Agreement, the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.  We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.  We have also assumed, to the extent relevant to the opinion set forth herein, that the Company was duly organized and at all relevant times was and will be validly existing and in good standing under the laws of the State of Delaware.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1.             Each Registered Share which is newly issued pursuant to the Plan will be legally issued, fully paid and nonassessable when:  (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and sold in the manner contemplated by the Plan; and (iii)  a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the Plan.

2.             The Right associated with each Registered Share which is newly issued pursuant to the Plan will be validly issued when:  (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) such Registered Share shall have been duly issued and paid for as set forth in paragraph 1 above.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the Securities Act.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to the application of, the securities or blue sky laws of the various states or the District of Columbia to the issuance or sale of the Registered Shares or the associated Rights.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to all references to our Firm in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC thereunder.

Very truly yours,

/s/ Sidley Austin LLP